M33 Growth I LP SC 13D

EXHIBIT C

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of TOI shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

M33 Growth I LP

By:	M33 Growth I GP LLC
its	General Partner

By:	/s/ Gabriel Ling
Name: Gabriel Ling
Title: Managing Member

M33 Growth I GP LLC

By:	/s/ Gabriel Ling
Name: Gabriel Ling
Title: Managing Member

TOI M, LLC

By:	/s/ Gabriel Ling
Name: Gabriel Ling
Title: Managing Member